UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

May 14, 2014

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	Other Events.

On May 14, 2014, Universal Insurance Holdings, Inc. (“Company”) announced that it repurchased in the open market 83,100 shares of the Company’s common stock at an average price of $11.99 per share using cash on hand. On the same day, the Company also announced that its Board of Directors authorized the repurchase of up to an additional $2,000,000 of outstanding common stock in the open market through June 14, 2014.

On May 19, 2014, the Company announced that, pursuant to its previously announced repurchase program, it repurchased in the open market 163,466 shares of common stock at an average price of $12.19 per share using cash on hand.

The May 14, 2014 and May 19, 2014 press releases are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

99.1	Press release dated May 14, 2014

99.2	Press release dated May 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 19, 2014	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Frank W. Wilcox
Frank W. Wilcox
Chief Financial Officer